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                                                                   EXHIBIT 10.24


LICENSE TO ESTABLISH, OPERATE AND EXPLOIT A COMMERCIAL CORPORATION FOR PUBLIC TELEPHONE SERVICES GRANTED BY THE FEDERAL GOVERNMENT THROUGH THE SECRETARIAT OF COMMUNICATIONS AND TRANSPORTATION, IN FAVOR OF AMERICAN TELESOURCE INTERNATIONAL DE MEXICO, S.A. DE C.V.
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                                 BACKGROUND

I. American Telesource International de Mexico, S.A. de C.V., the Licensee, has submitted an application to the Secretariat of Communications and Transportation, hereinafter referred to as the Secretariat, to obtain a License to establish, operate and exploit a commercial corporation for public telephone services pursuant to that set forth in article 31 fraction I and in article 32 of the Federal Telecommunications Law, ratified on December 16, 1996, in terms of Provisional Article THIRD of the Public Telephone Service Regulation, published in the Official Gazette on December 16, 1996.

II. The documentation referred to the License was analyzed and evaluated by the Secretariat, previous advise of the Telecommunications Federal Commission, and decided that the Licensee has complied satisfactorily with the legal requirements provided by the Federal Telecommunications Law and the Public Telephone Service Regulation, therefore, based on articles 36 of the Federal Public Administration Organic Law; 31, fraction I, 32, 37, 54, 60, and 67 of the Federal Telecommunications Law; 13 of the Public Telephone Service Regulation; 6, fraction VIII, 23, fraction II and 37 Bis of the Bylaws of the Secretariat of Communications and Transportation, the Secretariat grants American Telesource International de Mexico, S.A de C.V.:

License to establish, operate and exploit a commercial corporation
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for public telephone services, subject to the following:


                                 TERMS
1. General Provisions.


1.1. Definitions. In addition to those terms defined in the Federal Telecommunications Law, and in the Public Telephone Services Regulation, for purposes of this License to establish, operate and exploit a commercial corporation for public telephone services, the following shall be understood:



     1.1.1 Law: the Federal telecommunications Law.
     1.1.2 Regulation: Public Telephone Service Regulation.


1.2 Services. Licensee agrees to establish, operate and exploit a commercial corporation for public telephone services, under the terms and conditions of this License and the applicable legal provisions.


     1.2.1 Included Services. The public telephone service consists in the access to services provided by public telecommunications networks, which shall be provided to the public through installation, operation and exploitation of public telephones.


1.3 Terms to commence the provision of services. The Licensee is obliged to commence the provision of services hereunder within a
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180 calendar day maximum term, as of the date the License is granted, and to inform it to the Secretariat within 15 calendar days following the performance thereof.


1.4 Authorized Installations. The provision of public telephone service shall solely be performed through the connection of public telephones to switched telephone lines furnished by the public telecommunication networks licensees authorized to provide the local telephone service.


In order to be able to use other connections than those indicated in the preceding paragraph, Licensee must obtain prior authorization from the Secretariat, and said Secretariat shall resolve within ninety calendar days starting from the date the request is received, provided the Licensee has duly fulfilled the obligations arising out of this License, as well as other applicable legal and administrative provisions.


1.5 Coverage. The Licensee is obliged to provide the service mentioned hereunder, in conformity with the coverage, installation and maintenance program included in the submitted application, in the following States: Baja California, Baja California Sur, Campeche, Coahuila, Colima, Chihuahua, Distrito Federal, Durango, Guanajuato, Guerrero, Jalisco, Nuevo Leon, Oaxaca, Quintana Roo, Sonora, Sinaloa, Tamaulipas, Veracruz and Yucatan.


1.6 Coverage Modification. For the Licensee to extend or reduce
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coverage, prior authorization of the Secretariat will be needed.


Extension or reduction of the coverage will be authorized by the Secretariat to the Licensee in a period no longer of 90 calendar days as of the date the application is received, provided that the Licensee has complied with all the applications hereunder, as well as other applicable legal and administrative provisions.


1.7 Duration. The license will be effective from the date it is granted and shall remain in full force and effect for a period of 20 (twenty) years, and might be extended for another twenty years provided that the Licensee has complied satisfactorily with all obligations set forth; it is requested 5 (five) years before the License is terminated, and Licensee accepts new terms and conditions set forth, for the public interest, by the Secretariat to establish, operate and exploit the commercial corporation for public telephone services, and that the Licensee subjects itself to the administrative provisions the Commission may establish in order to provide a better public telephone service.


1.8 Applicable Law. The establishment, operation and exploitation of the commercial corporation for public telephone services hereunder shall subject to the Law, the Regulation, General Means of Communications Act, main technical plans, treaties, laws, regulations, decrees, Mexican official standards, rules and other applicable administrative provisions, as well as the conditions set forth herein.
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If legal and administrative provisions above are repealed, modified or amended, the Licensee accepts that he shall be subject to the new applicable law and administrative provisions as of the effective date thereof.


1.9 Exclusivity. This License does not grant the Licensee exclusivity rights; therefore, the Secretariat, within the same authorized coverage may grant other licenses in favor of third parties so they may be able to establish, operate and exploit public telephones commercial corporations, and so they may provide services which are identical or similar to the services subject matter hereunder.


1.10 Assignment of rights. Licensee may assign rights and obligations hereunder, partially or completely, as per terms and conditions of article 35 of the Law. (*)




(*) Section VI - Transfer of Rights.

Article 35. The Secretariat will authorize the partial or total transfer of the rights and obligations established in the concessions or licenses within a period of 90 natural days, as of the date of application, always that the licensee agrees to comply with the obligations that remain pending and agree to the conditions established by the Secretariat for said effect.

In those cases where the assignment has the purpose of transferring the rights to operate and exploit a public telecommunication network or a frequency band to another concessionary or licensee which rends similar services in the same geographic zone, the Secretariat will authorize the respective assign, always and when the Federal Competition Commission
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provides a favorable opinion.


The assignment referred to in this article may be requested, always and when a period of three years is elapsed as of the date of the granting of the respective concession or license.




1.11 General powers of attorney. By no means, the Licensee may grant general powers of attorney for irrevocable administrative or ownership acts having as purpose or giving the attorney-in-fact the possibility to exercise rights and obligations of this License.


1.12 Encumbrances. When the Licensee establishes any encumbrance of the License or rights derived thereof, the Licensee shall carry out the registration referred to in article 64 of the Law within 30 calendar days following the date of the encumbrance was established.


The document containing the guarantee provided shall expressly set forth that the enforcement of said guarantee will in no case give the creditor the character of a Licensee.


The License might be assigned to the creditor or to a third party if the Secretariat authorize the assignment of rights in terms of article 35 of the Law.


1.13 Nationality. The Licensee shall only have the rights granted
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to the Mexican people by the Mexican Laws, and, therefore, the corporation and its alien parties, if any, agree not to accept or ask for diplomatic intervention from any foreign country, under penalty to forfeit, to the benefit of the Mexican nation, all properties and rights acquired to establish, operate and exploit the commercial corporation for public telephone services.


1.14 Termination of the License. When the Licensee, at its election, decides to terminate in advance this License, shall submit to the Secretariat a 60 calendar day prior notice justifying such request.


The termination of this License does not extinguish the obligation incurred by the Licensee when it was in full force and effect.


The License might be revoked due to causes established in article 38 of the Law (**), the Licensee therefore shall subject to that set forth in article 74 of the same Law.

(**) Article 38. The concessions and licenses can be revoked for any of the following causes:

I. To not exercise the rights conferred in the concessions or licenses during a period more than 180 natural days, as of the date of the granting of the concession or license, except when the Secretariat authorizes for justified cause;

II. Interruption to the general communication channels or the total or partial provision of service, without a justified reason or without authorization of the Secretariat;

III. To execute acts that impede the activities of other concessionaries or licensees with right to said activities;

IV. To not fulfill the obligations or conditions established in the concessions or licenses;
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V. To deny to interconnect to other telecommunication service concessionaries or licensees, without justified cause;

VI. Change of nationality;

VII. To assign, encumber or transfer the concessions or licenses, the rights conferred in the same or related property in violation of that set forth in this Law, and

VIII. To not pay the established fees to the Federal Government.

In the cases set forth in fractions, I, V, VI and VII previously described, the Secretariat will proceed to revoke the concessions and licenses immediately.

In the cases indicated in fractions II, III, IV and VIII, the Secretariat can only revoke the concession or license when the respective concessionary or licensee has been previously sanctioned, on at least three occasions for the causes foreseen in said fractions.


1.15 Training and technological development. The Licensee will develop training programs for its personnel.


Likewise, the Licensee shall carry out research and development programs in the country. To that purpose, the Licensee shall work with the Commission or with other technological research and development institutions.


1.16 Subscription of shares. The Licensee undertakes to present before the Commission each year before April 30 a list containing the names of the ten (10) main shareholders, and their corresponding participation percentage, attaching thereto the information the Commission may determine.


2. Provisions applicable to services.
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2.1 Services quality. The Licensee is obliged to perform continuously and efficiently, the services comprised herein pursuant to the applicable law and subject to the technical characteristics to be established in his commercial practices code.


2.2 Equipment. Telecommunications equipment used for the provisions of services hereunder shall comply with the official provisions regarding standarization, certification and homologation prior the operation thereof. Operation of such equipment will, in no case, affect the provision of other services furnished through the public telecommunications networks.


2.3 Complaints and repairs. The Licensee shall monthly write a report including the incidence of each type of faults, as well as the corrections adopted. Said report will be available to the Secretariat. The Secretariat shall make known to the public such information together with information regarding other licensees providing similar services in the country in the same region.


2.4 Emergency services. The Licensee must make available to the Secretariat, within six months following the granting of this License, an action plan to prevent the interruption of services, as well as to provide emergency services in the case of any Acts of God, according to article 14, subparagraph III of the Regulation.
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In the case of an emergency and within its coverage area, the Licensee will provide the necessary services which the Secretariat indicates, for free, only for the time and in the proportion which the emergency requires.


2.5 Commercial Practices Code. The Licensee must develop a commercial practices code in which the different services that it provides, the corresponding tariff application methodology and quality norms, ensuring continuous and efficient rending, are described clearly and concisely, in a period not to exceed 60 natural days from the date the license is granted. Once the code is developed, the Licensee must register the Code in the Telecommunications Register and make the same available to the public in their commercial offices.


In the case that the Licensee does not develop said code or does not submit the commercial practices established in it, the Licensee will be subject to the sanctions proposed by the Secretariat for said purpose.


2.6 Authorizations for the installation of public telephones. The Licensee must arrange itself for the necessary authorizations, licenses or agreements for the installation of public telephones before the corresponding authorities or particulars. In the case of public route installations, the Licensee must also comply with the provisions in urban development, ecological equilibrium and environmental protection.
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2.7 Appointment of a responsible technician. The Licensee is obliged to designate before the Secretariat a responsible party with the necessary administrative capabilities to represent the Licensee, regarding the obligations established in this license, related to the technical functioning of the installations and services, before the Secretariat within a period of 30 natural days following the date on which the present license was granted.


2.8 Registration of contracts. Contracts for the provision or permitted services held by the licensees or concessionaries of public telecommunication networks must be registered in the telecommunications registration.


3. Rates and Commercial Aspects.


3.1 Rates. Rates of services hereunder may be established freely by the Licensee in terms which allow the provision thereof on satisfactorily quality, competitive, safety and continuance conditions. Such rates shall be registered before the Commission.


The Licensee must place the applicable tariffs registered before the Commission in a visible place in the public telephone apparatus, in conformity with article 12 of the Regulation.


3.2 Accounting. The Licensee must carry out independing accounting of costs and income for the service which is the object of the
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present license, in conformity with the legal and administrative provisions, which in that case, are issued by the Secretariat.


4. Information and Verification.


4.1 Information. The Licensee is obligated to provide the Commission a report on the location of their public telephone apparatus, which includes the telephone number, brand and model of said apparatus, in conformity with article 7 of the Regulation. For each apparatus, the number of minutes of local service and long distance calls made in each period must be indicated. This information will be of public character.


Furthermore, for the great understanding of the operation of the service, as required by the Commission, in the form and terms which the same determines, said information can be consulted by the public in general, save that which, by its nature, is considered legally confidential.


4.2 Verification. The licensee is obligated to allow property credited inspectors or verifiers from the Commission access to their installations on those occasions necessary to carry out inspections of the same and to technically and administratively verify their operation.


5. Jurisdiction and Competence.
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5.1 For everything related to the construance and compliance of this License, unless that to be solved administratively by the Secretariat, the Licensee hereby submits to the jurisdiction and competence of federal courts seated in Mexico City, Federal District, and therefore waives to any other jurisdiction.

Mexico, Federal District, February 20, 1997.

                       UNDERSECRETARY OF COMMUNICATIONS
                                  (Signature)

                                   LICENSEE
                                  (Signature)
                             JESUS ENRIQUEZ PEREZ